Exhibit 99.1

Press Release

BD Announces Results of Early Tenders and Amendments to Exchange Offers

FRANKLIN LAKES, N.J., May 19, 2017 -- BD (Becton, Dickinson and Company) (NYSE: BDX) announced today that, in connection with its previously announced offers to exchange (the “Exchange Offers”) any and all outstanding 4.400% Notes due 2021, 3.000% Notes due 2026 and 6.700% Notes due 2026 (collectively, the “Bard Notes”) issued by C. R. Bard, Inc. (“Bard”) for new notes issued by BD (the “BD Notes”) and cash, and the related consent solicitations (the “Consent Solicitations”) being made by BD on behalf of Bard to adopt certain proposed amendments to the respective indentures governing the Bard Notes, BD has received the requisite number of consents to adopt the proposed amendments with respect to Bard’s 4.400% Notes due 2021 and 6.700% Notes due 2026. Bard has executed supplemental indentures with the trustees for the 4.400% Notes due 2021 and 6.700% Notes due 2026 that contain the proposed amendments, which amendments will become effective upon the settlement of the Exchange Offer relating to such Notes, which settlement is expected to occur upon the consummation of the Bard Acquisition (as defined in the Offering Memorandum and Consent Solicitation Statement (as defined below)).  As of 5:00 p.m., New York City Time, on May 18, 2017 (the “Early Tender Date”), the following principal amounts of Bard’s 4.400% Notes due 2021 and 6.700% Notes due 2026 had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked):

Title of Series/CUSIP Number of Bard Notes to be Exchanged	Aggregate Principal Amount Outstanding	Bard Notes Tendered at Early Tender Date		Exchange Consideration(1)	Early Tender Premium(1)	Total Exchange Consideration (1)(2)
		Principal Amount	Percentage
4.400% Notes due 2021 / 067383 AC3	$500,000,000	$424,442,000	84.89%	$970 principal amount of BD 4.400% Notes due 2021 and $2.50 in cash	$30 principal amount of BD 4.400% Notes due 2021	$1,000 principal amount of BD 4.400% Notes due 2021 and $2.50 in cash

6.700% Notes due 2026 / 067383 AA7	$149,820,000	$137,032,000	91.46%	$970 principal amount of BD 6.700% Notes due December 2026 and $2.50 in cash	$30 principal amount of BD 6.700% Notes due December 2026	$1,000 principal amount of BD 6.700% Notes due December 2026 and $2.50 in cash

(1)	For each $1,000 principal amount of Bard Notes accepted for exchange.

(2)	Includes Early Tender Premium.

Only eligible holders of Bard’s 4.400% Notes due 2021 and 6.700% Notes due 2026 who validly tendered and did not validly withdraw such Bard Notes at or prior to the Early Tender Date are eligible to receive the applicable Total Exchange Consideration as set forth in the table above for such Bard Notes accepted for exchange. Eligible holders of Bard’s 4.400% Notes due 2021 and 6.700% Notes due 2026 who validly tender such Bard Notes after the Early Tender Date but at or prior to the expiration date of the applicable Exchange Offer and Consent Solicitation will be eligible to receive the Exchange Consideration as set forth in the table above.  Withdrawal rights have expired in respect of the Exchange Offers and Consent Solicitations for Bard’s 4.400% Notes due 2021 and 6.700% Notes due 2026.

In addition, BD announced today that it has amended the Exchange Offer and Consent Solicitation in respect of Bard’s 3.000% Notes due 2026 to (i) amend the consideration payable in such Exchange Offer and Consent Solicitation such that all holders of Bard’s 3.000% Notes due 2026 who validly tender and do not withdraw such Bard Notes at or prior to the expiration date of such Exchange Offer and Consent Solicitation will receive the Total Exchange Consideration set forth in the table below (which is the only consideration payable by BD in such Exchange Offer and Consent Solicitation), (ii) extend withdrawal rights for such Exchange Offer and Consent Solicitation through to the expiration date of such Exchange Offer and Consent Solicitation, and (iii) amend the terms of the new BD 3.000% Notes due May 2026 being issued in such Exchange Offer to include a put right pursuant to which holders of such BD 3.000% Notes due May 2026, following the consummation of the Bard Acquisition, may require BD to repurchase such BD 3.000% Notes due May 2026 at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, as further described below under “BD 3.000% Notes Due May 2026 Repurchase Right.” Holders of Bard’s 3.000% Notes due 2026 who have validly tendered and not validly withdrawn such Bard Notes do not need to take any further action at this time to be eligible to receive the Total Exchange Consideration.

Title of Series/CUSIP Number of Bard Notes to be Exchanged	Aggregate Principal Amount Outstanding	Total Exchange Consideration(1)
3.000% Notes due 2026 / 067383 AE9	$500,000,000	$1,000 principal amount of BD 3.000% Notes due May 2026 and $2.50 in cash. BD 3.000% Notes due May 2026 will include a put right at 101% triggered upon the consummation of the Bard Acquisition.

(1)	For each $1,000 principal amount of Bard 3.000% Notes accepted for exchange.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated May 5, 2017 (the “Offering Memorandum and Consent Solicitation Statement”), as amended hereby, and related Letter of Transmittal and Consent, and are conditioned upon the closing of the Bard Acquisition, which condition may not be waived by BD. The closing of the Bard Acquisition is expected to occur in the fall of 2017. Except as described in this press release, the terms of the Exchange Offers and Consent Solicitations remain as set forth in the Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal and Consent. The Exchange Offers and Consent Solicitations will expire at 12:01 a.m., New York City time, on June 5, 2017, unless extended.  All eligible holders whose Bard Notes are validly tendered and accepted for exchange in the Exchange Offers and Consent Solicitations will also receive a cash payment equal to the accrued and unpaid interest on their Bard Notes accepted for exchange from the last interest payment date of the applicable Bard Notes preceding the settlement date up to but excluding the settlement date. The settlement date will be promptly after the expiration date and is expected to occur on the closing date of the Bard Acquisition.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of Bard Notes who complete and return an eligibility form certifying that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. Except as amended by this press release, the complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal and Consent, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: http://gbsc-usa.com/eligibility/bd.

BD 3.000% Notes Due May 2026 Repurchase Right

Upon the consummation of the Bard Acquisition, each holder of outstanding BD 3.000% Notes due May 2026 will have the right to require BD to purchase all or a portion of such holder’s notes (equal to $1,000 or an integral multiple of $1,000 in excess thereof) pursuant to the offer described below (the “Bard Consummation Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 10 days following the closing date of the Bard Acquisition, BD will be required to send a notice to each holder of BD 3.000% Notes due May 2026, with a copy to the trustee of such notes, which notice will govern the terms of the Bard Consummation Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “payment date”). Holders of BD 3.000% Notes due May 2026 electing to have notes purchased pursuant to the Bard Consummation Offer will be required to transfer their notes to the trustee by book-entry transfer pursuant to applicable procedures, prior to the close of business on the third business day prior to the payment date. To the extent that the provisions of any securities laws or regulations conflict with the provisions set forth herein, BD will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions herein by virtue of such conflicts.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal and Consent, as amended by this press release, and only to such persons and in such jurisdictions as is permitted under applicable law.

The BD Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the BD Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

FORWARD-LOOKING STATEMENTS

This press release contains certain estimates and other “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the expected timing of completion of the Exchange Offers, receipt of requisite consents in the Consent Solicitations, consummation of the Bard Acquisition and other statements that are not historical facts.  These statements are based on the current expectations of BD management and are not predictions of actual performance.

These statements are subject to a number of risks and uncertainties regarding BD and Bard’s respective businesses and the proposed acquisition, and actual results may differ materially.  These risks and uncertainties include, but are not limited to, (i) the ability of the parties to successfully complete the proposed acquisition on anticipated terms and timing, including obtaining required shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the acquisition, (ii) risks relating to the integration of Bard’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe, (iii) the outcome of any legal proceedings related to the proposed acquisition, (iv) access to available financing including for the refinancing of BD’s or Bard’s debt on a timely basis and reasonable terms, (v) the ability to market and sell Bard’s products in new markets, including the ability to obtain necessary regulatory product registrations and clearances, (vi) the loss of key senior management or other associates, the anticipated demand for BD’s and Bard’s products, including the risk of future reductions in government healthcare funding, changes in reimbursement rates or changes in healthcare practices that could result in lower utilization rates or pricing pressures, (vii) the impact of competition in the medical device industry, (viii) the risks of fluctuations in interest or foreign currency exchange rates, (ix) product liability claims, (x) difficulties inherent in product development, including the timing or outcome of product development efforts, the ability to obtain regulatory approvals and clearances and the timing and market success of product launches, (xi) risks relating to fluctuations in the cost and availability of raw materials and other sourced products and the ability to maintain favorable supplier arrangements and relationships, (xii) successful compliance with governmental regulations applicable to BD, Bard and the combined company, (xiii) changes in regional, national or foreign economic conditions, (xiv) uncertainties of litigation, and (xv) other factors discussed in BD’s and Bard’s respective filings with the Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of date of this announcement.  BD and Bard undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

BD
Monique Dolecki, Investor Relations – (201) 847-5378
Kristen Cardillo, Corporate Communications – (201) 847-5657